EXHIBIT 99.1

PRESS RELEASE                                                       FOR IMMEDIATE RELEASE
November 5th, 2007

CHAIRMAN CONVERTS ONE MILLION IN DEBT

Deerfield Beach, FL:  CHDT Corporation, a Florida corporation (OTCBB: CHDO.OB) announced today that the company’s Chairman, Howard Ullman, last Friday converted $1,000,000 worth of loans into 416,708 Series B Convertible Preferred Stock, $.10 par value(“Preferred Shares”). The 8% notes were loaned to the company in 2006 to acquire Capstone Industries and cover post acquisition costs. The conversion will alleviate over $80,000 a year in interest payments as well as remove the debt from the Company’s balance sheet. Preferred B Shares convert upon demand and each share of Preferred Share converts into 66.66 shares of Company Common Stock.  The Preferred Shares have no voting rights, but are senior to the Common Stock in any liquidation or dividend distributions.  If all the Preferred Shares are converted to Common Stock, the conversion would increase Mr. Ullman’s total ownership of shares of Common Stock to 369,849,638 which represents 61 % of the outstanding shares.

“We have focused the past month on improving our financial picture by removing all long term debt in an effort to position the company for future growth” said Howard Ullman, Chairman of CHDT Corp. As our business grows so too will our credit needs and it is imperative the company be in a strong financial position as it seeks banking relationships”, he said.

During the past month the company has retired or removed $1,300,000 in long term debt from its financial balance sheet.

About CHDT Corp.: CHDT Corp. (http://www.chdtcorp.com) is a holding company engaged through it’s operating subsidiaries in the following business lines: Capstone Industries, Inc. (www.capstoneindustries.com) is engaged in product development, manufacturing, distribution, logistics and product placement to importers, theme parks, and mass retail of souvenirs, gifts, and consumer products; and Overseas Building Supply (OBS) is engaged in distribution of building materials including but not limited to roof tiles, interior doors, and insulation materials.  Reference of URL’s in this press release does not incorporate said URL’s or any of their contents in this press release.

FORWARD-LOOKING STATEMENTS: This press release, including the financial information that follows, contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, as amended. These statements are based on the Company’s and its subsidiaries’ current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, new product distribution efforts, anticipated success or basis for optimism about the potential of new business expansion efforts, product potential or financial performance. The fact that CHDT seeks or consummates investments in or acquisitions of other companies or undertakes new business development efforts does not mean that such transactions or efforts will favorably affect CHDT's business or financial conditions -- in general or as forecasted.  New orders for products does not necessarily mean that additional orders will follow or that such orders will significantly or favorably affect CHDT financial results. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. CHDT undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this press release and risks associated with any investment in CHDT, which is a small business concern and a "penny stock company” and, as such, a highly risky investment suitable for only those who can afford to lose such investment, should be evaluated together with the many uncertainties that affect CHDT's business, particularly those mentioned in the cautionary statements in current and future CHDT's SEC Filings.

Contact:
Rich Schineller
rich@prmgt.com